Exhibit 99.1

PRESS RELEASE

Cyren Expands Executive Team

Announces Chief Strategy Officer and Appoints New Chief Technology Officer

McLean, VA – May 23, 2019 – Cyren (NASDAQ: CYRN), a leader in cloud security, announced today that Lior Kohavi, who has served as Cyren’s Chief Technical Officer since joining the company in 2013, has been promoted to the newly created position of Chief Strategy Officer & EVP Advanced Solutions. In this role, Kohavi will drive product strategy and new product innovation.

“Lior Kohavi has been instrumental to Cyren’s growth and success over the past several years,” said Brett Jackson, Cyren’s Chief Executive Officer. “This is a critically important new role in our company that particularly suits Lior’s security market knowledge, strategic thinking, and passion for identifying new market opportunities. We will look to Lior to develop and guide our strategic roadmap moving forward, which will include innovative new products for the enterprise market.”

In a related move, the company also announced that Dr. Richard Ford has joined the company as Chief Technology Officer. Dr. Ford joins Cyren from Forcepoint, a well-established vendor in the security industry that was formed in 2016 after the acquisition of Websense by Raytheon. Ford served as Forcepoint’s Chief Scientist, and also spent over 20 years as a researcher of anti-malware and advanced threat detection technologies for various companies including IBM Research.

“We are thrilled to have Richard join Cyren’s executive team,” said Jackson. “Richard has had a distinguished career as a security industry technologist, thought leader and evangelist. His deep security and technology expertise, coupled with his market knowledge, give Cyren an invaluable asset as we continue to create and deliver innovative security solutions via the cloud.”

“I am both honored and excited to join Cyren as CTO,” Ford said. “I have known Cyren for many years and have tremendous respect for its security expertise, technologies and products, as well as how it has leveraged the cloud to deliver innovative solutions to customers. I look forward to bringing my security and malware experiences to the company, becoming part of the Cyren story and helping to grow the business.”

About Cyren

More than 1.3 billion users around the world rely on Cyren’s 100% cloud security solutions to protect them against cyberattacks and data loss every day. Powered by the world’s largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with award-winning email security, cloud sandboxing and DNS filtering services for business, and threat intelligence solutions for service providers and security vendors like Microsoft, Google and Check Point. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our CEO transition, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

Cyren Company Contact:

Mike Myshrall, CFO

Cyren

+1.703.760.3320
mike.myshrall@cyren.com

Cyren Media Contact:

Matthew Zintel

Zintel Public Relations

+1.281.444.1590

matthew.zintel@zintelpr.com